UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Wayzata Boulevard

Minneapolis, MN 55416

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value	RGS	The Nasdaq Global Market
Rights to Purchase Series A Junior Participating Preferred Stock, $0.05 par value	RGS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Regis Corporation

Current Report on Form 8-K

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 20, 2025, Matthew Doctor, the President and Chief Executive Officer and a member of the Board of Directors (the “Board”) of Regis Corporation (the “Company”) notified the Board that he would resign his positions, effective June 30, 2025. Upon receiving such notice, the Board appointed Jim Lain, the Company’s Executive Vice President, Brand Operations - Supercuts and Cost Cutters, to serve as Interim President and Chief Executive Officer, effective July 1, 2025, after which Mr. Doctor will continue to provide services to the Company as a part-time employee through August 31, 2025, pursuant to a Resignation and Transition Letter Agreement between the Company and Mr. Doctor (the “Transition Agreement”). The Board is commencing a comprehensive search for a permanent successor.

Mr. Lain, age 61, has served in his current position at the Company since August 2024, prior to which he served as Executive Vice President and Chief Operating Officer from December 2021 to August 2024. Previously, he served as President of SmartStyle from June 2021 to December 2021 and President of Portfolio Brands from December 2020 to June 2021. Mr. Lain served as a consultant to the Company from July 2020 to December 2020 and as Executive Vice President and Chief Operating Officer from November 2013 to July 2020.

Upon approval of the Compensation Committee of the Board, the Company entered into an Interim CEO Offer Letter Agreement (the “Interim CEO Agreement”) with Mr. Lain, pursuant to which he will become Interim President and Chief Executive Officer of the Company, subject to the terms of the agreement. For the period of his interim service, Mr. Lain’s base salary will be increased to $550,000 and his target annual incentive will be increased to 100% of base salary. Mr. Lain will also be eligible for a $100,000 interim service bonus subject to certain terms set forth in the Interim CEO Agreement. The Interim CEO Agreement is filed as Exhibit 10.1 hereto.

Upon approval of the Compensation Committee of the Board, the Company also entered into the Transition Agreement with Mr. Doctor, pursuant to which he will provide services to the Company as a part-time employee from July 1, 2025 through August 31, 2025 (the “Transition Term”), subject to the terms of the agreement. Mr. Doctor will be paid 50% of his current base salary during the Transition Term. In addition, Mr. Doctor will remain eligible for payment under his fiscal 2025 annual incentive award. The Transition Agreement is filed as Exhibit 10.2 hereto.

A copy of the press release announcing the matters described above is attached herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit Number

10.1	Interim CEO Offer Letter Agreement, dated June 20, 2025, between the Company and Jim Lain.

10.2	Resignation and Transition Letter Agreement, dated June 20, 2025, between the Company and Matthew Doctor.

99.1	Press Release dated June 23, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: June 23, 2025	By:	/s/ Kersten D. Zupfer
Kersten D. Zupfer
Executive Vice President and Chief Financial Officer